Exhibit 99.2

Four Oaks Fincorp, Inc. Declares 2009 First Quarter Dividend

FOUR OAKS, N.C.--(BUSINESS WIRE)--January 29, 2009--Four Oaks Fincorp, Inc.(OTC BB: FOFN), holding company for Four Oaks Bank & Trust Company, today announced that the Board of Directors declared a cash dividend of 8.5 cents per share payable on or after March 10, 2009, to shareholders of record on February 27, 2009. This dividend is 6.3% higher than the first quarter 2008 dividend.

CONTACT:
Four Oaks Fincorp, Inc.
Ayden R. Lee, Jr., Chairman, President, and Chief Executive Officer
or
Nancy S. Wise, Executive Vice President and Chief Financial Officer
919-963-2177